Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Magna-Lab Inc. on Form S-8 of our report dated May 5, 2000, which appears in the Annual Report on Form 10-KSB of Magna-Lab Inc. for the year ended February 29, 2000 in the Prospectus.


/s/ ROTHSTEIN, KASS & COMPANY, P.C.

ROSELAND, NEW JERSEY
October 13, 2000


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